UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas (Address of Principal Executive Offices)	77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On February 14, 2006, Weatherford International Ltd. (the “Company”), as issuer, entered into an Underwriting Agreement (the “Agreement”) with Weatherford International, Inc., as guarantor (the “Guarantor”), and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters (the “Underwriters”) named therein. Pursuant to the terms of the Agreement, the Company will issue and sell to the Underwriters an aggregate of $350,000,000 of the Company’s 5.50% Senior Notes due 2016 (the “Notes”). The Notes will be issued pursuant to an Indenture, dated October 1, 2003, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Company will receive net proceeds, before expenses, of $346,237,500 from the sale of the Notes upon the closing thereof on February 17, 2006. A copy of that the Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein.
     In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to the Company or its subsidiaries. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services. UBS Loan Finance LLC, an affiliate of UBS Securities LLC, Bank of America, N.A., an affiliate of Banc of America Securities LLC, and Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. Incorporated are lenders to the Company under a credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On February 14, 2006, a duly authorized committee of the Company’s Board of Directors authorized the creation of a series of senior debt designated as the Company’s 5.50% Senior Notes due 2016. The Officers’ Certificate, dated February 17, 2006, by the Company detailing the establishment of that series of Notes is attached to this report as Exhibit 4.1 and is incorporated by reference herein, and the form of Note evidencing the debt is attached to this report as Exhibit 4.2 and is incorporated by reference herein.
     Pursuant to the terms of the Notes, the Company is required to pay interest on the Notes on February 15 and August 15 of each year, beginning August 15, 2006. The Notes will mature on February 15, 2016. The Company may redeem some of the Notes from time to time, or all of the Notes at any time, at the redemption prices set forth in the Officers’ Certificate. The Notes are the Company’s unsecured senior obligations and rank equally with all of its other unsecured senior indebtedness from time to time outstanding.
     The notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor, which is one of the Company’s operating subsidiaries. The guarantee by the Guarantor ranks equal in right of payment to all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness. This guarantee may be terminated and reinstated under certain circumstances as described in the Officers’ Certificate.

Item 9.01. Exhibits
     (c) Exhibits

1.1	Underwriting Agreement, dated February 14, 2006, among Weatherford International Ltd., Weatherford International, Inc., and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC as Representatives of the several underwriters named therein.
4.1	Form of global note for 5.50% Senior Notes due 2016.
4.2	Officers’ Certificate, dated January 17, 2006, establishing the series of 5.50% Senior Notes due 2016.
5.1	Opinion of Andrews Kurth LLP regarding the senior notes.
5.2	Opinion of Conyers Dill & Pearman regarding the senior notes.
25.1	Statement of Eligibility Under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (incorporated by reference to the Form 305B2 of Deutsche Bank Trust Company Americas, filed by the Company on October 2, 2003).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: February 17, 2006	/s/ LISA W. RODRIGUEZ
Lisa W. Rodriguez,
Senior Vice President and Chief Financial Officer

Index to Exhibits

1.1	Underwriting Agreement, dated February 14, 2006, among Weatherford International Ltd., Weatherford International, Inc., and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC as Representatives of the several underwriters named therein.
4.1	Form of global note for 5.50% Senior Notes due 2016.
4.2	Officers’ Certificate, dated January 17, 2006, establishing the series of 5.50% Senior Notes due 2016.
5.1	Opinion of Andrews Kurth LLP regarding the senior notes.
5.2	Opinion of Conyers Dill & Pearman regarding the senior notes.
25.1	Statement of Eligibility Under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (incorporated by reference to the Form 305B2 of Deutsche Bank Trust Company Americas, filed by the Company on October 2, 2003).